EXHIBIT 23



Certified Public Accountants
Suite 200
405 East Joppa Road
Baltimore, Maryland 21286
(410) 823-8000

Audit Committee of
The Board of Directors
Sandy Spring Bancorp, Inc.

          We hereby consent to the incorporation by reference in the prospectuses included in Registration Statements No. 33-29316, 33-48453 (including Registration Statement on Form S-8 and Post Effective Amendment No. 2 to Form S-8 with respect to Registration Statements No. 33-29316 and 33-48453 ), 33-35319, 33-56692, 333-11049, 333-81249, and 333-63126 each on Form S-8, and in the Annual Report on Form 10-K/A of Sandy Spring Bancorp, Inc. for the year ended December 31, 2002, of our report dated January 31, 2003, December 12, 2003 as to Note 23 (which expresses an unqualified opinion and includes and explanatory paragraph relating to the restatement described in Note 23), relating to the consolidated financial statements of Sandy Spring Bancorp, Inc. and Subsidiaries.



/s/ Stegman & Company


Baltimore, Maryland
December 17, 2003